KIT digital Delivers Positive End-of-Year 2011 Update, Strengthens Outlook for 2012

Achieves Free Cash Flow Target in December, Acquires Assets of Sezmi Corp in an Accretive Transaction and Announces Plans for LSE Listing

PRAGUE, Czech Republic and BELMONT, California – January 6, 2012 – KIT digital, Inc. (NASDAQ: KITD), a premium cloud-based software solutions and technology services provider for multiscreen video management and delivery, provided an update on its 2011 performance, closed the asset purchase of Sezmi Corporation, raised its 2012 guidance, and implemented plans to move its secondary listing from the Prague Stock Exchange to the London Stock Exchange (in addition to its current NASDAQ Global Select listing).

Q4 2011 Results on Track with Strong Positive Free Cash Flow Generation

KIT digital closed 2011 with strong operating and financial momentum. Based on preliminary unaudited information, KIT digital management expects to deliver on its previously provided fourth quarter 2011 guidance, including positive free cash flow in December of at least $2.5 million. KIT digital plans to report preliminary Q4 2011 financial results in February.

“2011 was a milestone year for KIT digital,” said the company’s chairman and CEO, Kaleil Isaza Tuzman. “We generated organic top-line growth of more than 30% year-over-year, and achieved our free cash flow and GAAP net profitability targets before year-end. As we begin 2012, we are focused on building upon our leadership position in the IP video market in a manner that generates growing and measurable per-share cash returns.”

During Q4 2011, KIT digital signed over 35 net new and extended customer contracts, including AOL, eTV (South Africa), Grupo Clarin (Argentina), Liberty Global, NBC Universal, OSN (UAE), Prisa (Spain), SA TV (Bangladesh), Starhub (Singapore), Telecom Argentina, The Walt Disney Company, and the U.S. Olympic Committee. IBM was also added as a key new technology, marketing and deployment partner. KIT digital’s client base totaled more than 2,450 customers at December 31, 2011.

Accretive Acquisition of Sezmi Provides Impactful Technology, Customers & Personnel

On December 30, 2011, KIT digital acquired certain assets and liabilities of Sezmi Corporation, a leading global provider of broadband-broadcast hybrid TV solutions based in Belmont, California. KIT digital paid consideration of approximately $27 million in a mixture of stock and cash, plus earn-outs. The transaction is expected to be immediately accretive on a revenue, cash flow, and cash earnings basis. The closure of the acquisition at year-end allowed for certain tax and accounting consolidation advantages without impacting Q4 2011 operating results.

Sezmi employs a cloud-based software-as-a-service model and its target customers are service operators, such as telcos and ISPs, as well as content providers who desire to provide licensed or owned video content to subscribers across mobile and Internet protocol (IP)-connected home entertainment devices. Sezmi has approximately 80 full-time employees and contractors in the U.S., with another 55 in India. Examples of key customers historically include a leading Mexican mobile operator, Iusacell, and a major Southeast Asian MSO, YTL Communications.

Sezmi was an early innovator developing platform software for IP video management. As part of the transaction, KIT digital acquired 18 patents from Sezmi related to over-the-top (OTT) platform provision in the mobile, online and digital terrestrial television (DTT) environments that it believes enhances its leadership position in the IP video platform industry.

“Sezmi has been an early mover and one of the few direct competitors providing integrated, multi-device platforms for OTT premium content offerings—with unique capabilities in hybrid 4G/LTE and DTT deployments,” commented Gavin Campion, president of KIT digital. “Our companies share a commitment to serving the most complex client needs in our industry, and we are excited to kick off 2012 with the addition of their major clients, valuable technology and patents, and world class personnel.”

“Sezmi also adds key clients in markets that we have previously highlighted as our highest priorities, specifically Asia-Pacific and Latin America, where we see significant green-field growth opportunities,” continued Campion. “The future of our industry lies in the combination of LTE and broadband, and Sezmi adds leading edge publishing capabilities in these areas that are essential to integrated OTT offerings everywhere in the world. This will allow KIT digital to drive growth in developing markets with low terrestrial broadband penetration.”

After adjustments for net negative working capital prescribed by the asset purchase agreement, KIT digital paid approximately $16 million in upfront cash-based consideration (including the assumption of liabilities, some of which may be paid over time) and approximately $11 million in KIT digital common stock (or approximately 1.2 million shares). The initial consideration is exclusive of future earn-outs.

Provided that superlative revenue and cash flow targets are achieved from existing Sezmi customers and pre-identified target customers, KIT management estimates aggregate earn-out payments will total $20-$25 million over a period of three years, with absolute and relative accretion improving along with the earn-outs. At KIT digital’s sole discretion, earn-outs may be paid either in cash or in stock at future valuation levels.

Following the completion of the acquisition, KIT digital expects to have approximately 47.5 million common shares outstanding.

KIT management estimates that contracted and visible pipeline business from Sezmi will generate revenues of at least $20 million in 2012, with a cash earnings contribution of approximately $4 million—representing approximately $0.08 of incremental pro forma cash earnings per share (EPS) in 2012.

“Sezmi spent nearly six years and substantial capital building a team and technology suite that were ultimately a perfect fit for our business model,” noted Isaza Tuzman. “Importantly, we were able to acquire Sezmi in a way that improves our cash earnings per share and allows us to pay a significant portion of the acquisition consideration out of future operating cash flow.”

“The timing of this transaction is ideal,” said Phil Wiser, co-founder and CTO of Sezmi Corporation. “The large customers we’ve been working with are excited to work with a larger-scale organization like KIT digital, and they appreciate the re-doubled commitment to the strategic solutions we’re building for them. We believe the industry’s evolution favors global scale, R&D and deployment experience, and our customers, employees, technology partners and other stakeholders will all benefit from being part of and served by the industry leader.”

In reference to KIT digital’s overall acquisition strategy, Isaza Tuzman added: “As we stated on our Q3 2011 earnings call in November, our normal course of business will continue to emphasize organic growth, while we will be opportunistic and highly discerning in evaluating accretive, complementary acquisitions. We are pleased to have been in a position to complete this acquisition in such a way that improves both our technology and cash-generation profile, while creating long-term value for shareholders.”

Stifel Nicolaus Weisel was the exclusive financial advisor to Sezmi in the transaction.

Management Increases 2012 Financial Guidance

Given the close of the Sezmi transaction, KIT digital management adjusted its 2012 financial guidance. The company now expects revenues of at least $320 million (as compared to $300 million previously) and adjusted, or cash EPS of at least $1.53 (versus $1.45 previously). The increase in adjusted EPS guidance reflects the accretive Sezmi acquisition, and is inclusive of anticipated restructuring and integration costs.

KIT digital continues to project an organic growth rate for 2012 of at least 25%, driven by growth in existing client revenues and the addition of new customers. The company has not experienced a slowdown in its business related to Eurozone macroeconomic turbulence and reiterates a “positive bias” towards its current and revised 2012 guidance.

“Our results reflect the strong market for IP-delivered video and OTT premium content on multiple devices,” said Isaza Tuzman. “We are becoming the leading enabler of 'TV Everywhere' services for telcos, cable operators and major media companies globally.”

KIT digital intends to provide more detailed 2012 guidance in conjunction with preliminary Q4 2011 results, in February.

London Stock Exchange Listing

While KIT digital will continue to be an onshore filer in the United States and the NASDAQ Global Market will continue to be its primary stock market listing, the company plans to move its secondary listing from the Prague Stock Exchange (PSE) to the London Stock Exchange (LSE) in order to improve liquidity and investor accessibility in Europe. LSE shares would be fully fungible with NASDAQ-listed shares. While the timing of this transition is subject to certain regulatory filings and approvals, the company anticipates that it will be able to effectuate the move by the end of Q2 2012.

About Sezmi Corporation

Sezmi, based in Belmont, California, is a leading global provider of complete broadband-broadcast hybrid television solutions. The Sezmi platform and expertise enable service providers to deliver next generation television services using existing infrastructure—dramatically lowering deployment costs, while delivering all the features today's customers demand. Sezmi has redefined television by combining a diverse set of video content including live and on-demand TV, movies and Internet video in a personalized entertainment experience. For more information, visit www.sezmi.com.

About KIT digital, Inc.

KIT digital (NASDAQ: KITD) is a premium provider of end-to-end video management software and related services. The KIT Video Platform, the company's cloud-based video asset management system, enables enterprise, media & entertainment and network operator clients to produce, manage and deliver multiscreen socially-enabled video experiences to audiences wherever they are. KIT digital services more than 2,450 clients in 50+ countries including some of the world's biggest brands, such as Airbus, The Associated Press, AT&T, BBC, Bristol-Myers Squibb, BSkyB, Disney-ABC, FedEx, Google, HP, Mediaset, MTV, News Corp, Telecom Argentina, Telefonica O2, Universal Studios, Verizon, Vodafone and Volkswagen. KIT digital maintains executive offices in New York and its operational headquarters in Prague, Czech Republic, with offices in 21 countries around the world. Visit the company at www.kitd.com or follow on Twitter at www.twitter.com/KITdigital.

About Adjusted EPS

Adjusted EPS is a non-GAAP metric which management defines as cash EPS after adding back direct acquisition fees related to legal and financial advisors. The company does not add back acquisition-related restructuring and integration expenses in calculating this adjusted EPS metric.

Important Cautions Regarding Forward-Looking Statements

This press release contains certain "forward-looking statements" related to the businesses of KIT digital, Inc., which can be identified by the use of forward-looking terminology, such as "believes," “estimates,” "expects," “intends,” “anticipates”, “will continue,” “projects,” “plans” and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements made by management regarding transactions being immediately accretive on a revenue, cash flow, and cash earnings basis; future acquisition earn-outs; the attainment of estimated levels of revenues, revenue and adjusted EPS in 2012, the attainment of monthly free cash-flow levels by the end of Q4 2011, and a future listing on the LSE. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development and commercialization, integration of acquired businesses, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general and other factors that may cause actual results to be materially different from those described herein. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the U.S. Securities and Exchange Commission. Except as required by U.S. federal securities laws, KIT digital is not under obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

KIT digital Investor Contacts:
Murray Arenson
VP, Investor Relations & Corporate Development
Tel. +1-420 270 008 810
murray.arenson@kit-digital.com

Matt Glover or Geoffrey Plank
Liolios Group, Inc.
Tel. +1-949-574-3860
info@liolios.com

KIT digital Media Contact:
Daniel Goodfellow
SVP, Corporate Communications
Tel. +1-917-513-6081
Daniel.goodfellow@kitd.com